Exhibit 99.1

DIRECTORS RESOLUTIONS

OF

Ghar Inc.

(the “Company”)

WHEREAS:

A.	Hamza Abid has consented to step down as an officer and as a Member of the Board of Directors of the Company.

B.	David Lazar, has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	Hamza Abid stepped down as an officer and as a Member of the Board of Directors of the Company.

D.	David Lazar, has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Effective date: June 1, 2020

/s/ Hamza Abid
Hamza Abid

/s/ David Lazar
David Lazar